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                                  EXHIBIT 99.1
                                INTERLEAF, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY   , 2000

    The undersigned hereby appoints each of Jaime W. Ellertson, Peter J. Rice and Craig Newfield as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Interleaf, Inc., a Massachusetts corporation, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Interleaf, Inc. to be held at 62 Fourth
Avenue Waltham, Massachusetts on          , May   , 2000 at 8:00 a.m. local
time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

             (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)
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                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

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PROPOSAL 1:             To approve the Agreement and Plan of Merger and
                        Reorganization, dated as of January 26, 2000, among
                        BroadVision, Inc., Infiniti Acquisition Sub, Inc. and
                        Interleaf, Inc., pursuant to which Infiniti Acquisition Sub will be merged with and into Interleaf, Interleaf
                        stockholders will receive 1.0395 shares of BroadVision
                        common stock, for each share of Interleaf common stock that they hold, and Interleaf will become a wholly owned
                        subsidiary of BroadVision.
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            / /  FOR            / /  AGAINST            / /  ABSTAIN

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DATED ----------------------------             --------------------------------------------

                                               --------------------------------------------

                                                               SIGNATURE(S)

                                               PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                               HEREON. IF THE STOCK IS REGISTERED IN THE
                                               NAMES OF TWO OR MORE PERSONS, EACH SHOULD
                                               SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                               GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD
                                               THEIR TITLES. IF SIGNER IS A CORPORATION,
                                               PLEASE GIVE FULL CORPORATE NAME AND HAVE A
                                               DULY AUTHORIZED OFFICER SIGN, STATING TITLE.
                                               IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN
                                               PARTNERSHIP NAME BY AUTHORIZED PERSON.
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Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.